UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 3, 2004

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number:   0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number	(904) 332-3000

Item 5.   Other Events

On March 3, 2004, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced the issuance of  $125.0 million principal amount of convertible senior notes due in 2024. A copy of the Company’s press release is attached hereto as an exhibit and incorporated by reference.

Exhibits

Exhibit Number	Description
99.1	Press Release dated March 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2004

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1        Press Release dated March 3, 2004.